Exhibit 10.3

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”), dated as of November 5, 2008, is by and between LTC Global, Inc., a Nevada corporation (“Grantor”), and Penn Treaty American Corporation, a Pennsylvania corporation (“Payee”).

WHEREAS, the Grantor, the Payee and United Insurance Group Agency, Inc., a Michigan corporation (the “Company”), have entered into a Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Grantor has acquired all of the issued and outstanding shares of capital stock (the “Shares”) of the Company;

WHEREAS, a portion of the Purchase Price payable pursuant to the Purchase Agreement was paid by the issuance by Grantor of a Promissory Note to Payee, dated as of the date hereof (the “Note”);

WHEREAS, pursuant to the Purchase Agreement, the Grantor is obligated to enter into a pledge agreement in the form hereof to secure all obligations of the Grantor to the Payee under the Note (the “Obligations”);

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Pledge. As security for the payment and performance in full of the Obligations, the Grantor hereby pledges unto and grants to the Payee a security interest in the Shares (the “Collateral”).

2.         Delivery of Collateral. The Grantor agrees to deliver promptly any and all certificates or other instruments or documents representing the Collateral (together with any necessary endorsements).

3.         Registration in Payee Name. Upon the occurrence and during the continuance of an Event of Default (as defined in the Note), the Payee shall have the right to transfer to or to register the Collateral in its own name or the name of its nominee.

4.	Voting Rights; Dividends; etc.

(a)       Unless and until an Event of Default hereunder shall have occurred and be continuing:

(i)        The Grantor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Note; and

(ii)       The Payee shall execute and deliver to the Grantor, or cause to be executed and delivered to the Grantor, all such proxies, powers of attorney and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and/or consensual rights and powers that it is entitled to exercise pursuant to Section 4(a)(i).

(b)       Upon the occurrence and during the continuance of an Event of Default, all rights of Grantor in the Collateral shall cease, and all such rights shall thereupon become vested in the Payee.

5.	Remedies upon Event of Default.

(a)       If an Event of Default shall have occurred and be continuing, Payee may sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Payee shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the party of Grantor, and Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b)       Payee shall give the Grantor 10 days’ written notice of the Payee’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Payee may fix and state in the notice of such sale. The Payee shall not be obligated to make any sale of the Collateral if it shall determine not to do so.

(c)       If an Event of Default shall have occurred and be continuing, then Grantor, at its sole option, shall either (i) pay the principal amount of the Note in accordance with Section 2.5 of the Note or (ii) promptly deliver to Payee evidence that all Assignments have been assigned to Payee, in which case, Payee shall promptly return to Grantor all payments made under the Note.

6.         No Waiver. No failure on the part of the Payee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Payee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Payee shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by the Payee.

7.         Termination. This Agreement shall terminate on the date on which all Obligations have been fully satisfied (the “Termination Date”). On the Termination Date, the Payee shall deliver promptly to the Grantor any and all certificates or other instruments or documents representing the Collateral (together with any necessary endorsements).

8.         Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.1 of the Purchase Agreement.

9.         Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof. This Agreement shall not be assigned or transferred by Payee without the express prior written consent of Maker.

10.       Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (except conflicts of law principles thereof), except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of the Collateral are governed by the laws of a jurisdiction other than the State of Delaware.

11.       Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

12.       Counterparts. This Agreement may be executed in more than one counterpart, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

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            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LTC GLOBAL, INC.

By:	/s/ Thomas A. Skiff______________
Name: Thomas A. Skiff
Title: C.E.O.

PENN TREATY AMERICAN CORPORATION

By:	/s/William W. Hunt________
Name: William W. Hunt
Title: President & CEO